Table of Contents

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion Dated July 6, 2019

Image Protect, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

www.ImageProtect.com

1401 N El Camino Real

Suite 203

San Clemente, CA 92672

+1 949 361 3959

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

7389	22-353131373
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 3,750,000,000 shares

This Post-Qualification Offering Circular Amendment No. 8 (this “Offering Circular Amendment No. 8”) amends the offering circular of Image Protect, Inc. August 1, 2016, as qualified on August 1, 2016, and as may be amended and supplemented from time to time (the “Offering Circular”), to add, update and/or replace information contained in the Offering Circular, including increasing the number of shares offered and reducing the offering price. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This is a public offering of shares of common stock of Image Protect, Inc.

The offering will be at a fixed price of $0.0008. The end date of the offering will be exactly 180 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “IMTL” and the closing price of our common stock on June 28, 2019 was $0.0043. Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. Upon achievement of the minimum offering amount, we will be entitled to release the funds held in escrow and the proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated July 6, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Image Protect, Inc.

Our Company

Visual content — photography, video, art, illustration, and multi-media — is intellectual property (IP). Image Protect protects and monetizes those works. Every year the content industries lose billions of dollars to copyright infringement, depriving the public of new creative works, costing industry jobs and hurting economic growth.

Every creator of visual content is faced with the reality that their work, their property and their content may end up being distributed on the internet against their wishes, to their economic detriment and without receiving compensation. Jonathan Thomas, Image Protect’s COO and founder of Clear Arts, Inc. started Lived In Images, Inc., a stock photography company and experienced a dramatic loss of licensing revenue attributed to copyright infringement. Mr. Thomas created Image Protect out of the need to protect this visual content on the Internet.

Image Protect protects copyright holders’ rights by seeking to assure they get paid for their copyrighted IP. They offer and sell a service to copyright owners under which copyright owners retain to identify infringements and collect settlement payments from Internet users who have infringed on their copyrights. Image Protect’s solution is a web application that monitors the global Internet to seek and collect evidence for illegally used visual content. Then, through partnerships with law firms in North America, Europe and Asia, it collects settlement fees from infringers. With Image Protect, every visual content creator has the opportunity to get compensated and enforce their copyrights.

Users of the application provide the works they would like to protect. Those works are then uploaded to a database for analysis. The application crawls the Internet to identify illegal use and sends notices to identified infringers or their hosting company (ISP). The notice contains a settlement offer and details outlining the illegal use. Infringers who accept the settlement offer remit payment to Image Protect, part of which is distributed to the copywriter owner. Commercial infringers who do not accept the settlement offer are forwarded to the legal or debt collection partner for legal action. ISPs, for non-commercial users, are sent a DMCA notice to remove the infringing work from their site.

The pricing model is subscription and commission based. The copyright owner joins on a monthly or yearly basis at a level determined by the number of works they are uploading. In addition, recovery commission fees are paid to Image Protect upon settlement. For free users, those uploading 10 or less images, Image Protect will pay a 40% fee to copyright owners on the net recovery of all infringement settlements. For subscribers, Image Protect will pay a 50% fee to copyright owners.

Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The legal partners receive 50% of the gross settlement fee. Then, the net settlement fees are split 50/50 with the contributors. Image Protect gets a net profit, before operating expenses, of 25% of the total settlement fees.

3

Image Protect was launched in June of 2014 with the first version of its web application. As of May 22, 2015, the Company has collected $272,600 from 285 infringements, averaging $956 per infringement. The Company has prepared evidence for an additional 4,510 infringement cases filed by various third parties in 2015 and have 2,708 cases currently pending. There is an average of 350,000 new sightings per month, of which 2.5% or 8,750 are commercial infringements.

Image Protect was originally owned by Clear Arts, Inc., which is a California S-Corporation. Clear Arts, Inc. owned the rights to the Image Protect trademarks, name, URL, site design and copyrights to the software. On December 1, 2015, Clear Arts, Inc. merged with the Company, exchanging 44,601,962 shares of common stock of the Company to the holder of 57,329 shares of Clear Arts, Inc., representing 100% ownership. As a result, the surviving entity was the Company. On April 13, 2016, the Company changed its name to Image Protect, Inc. to better reflect the business and products offered by the Company as a result of the merger.

The management team is made up of five individuals including a President & COO, Director of License Compliance, CTO, Business Development, Market Advisor and Legal Advisor. The Company is also partnered with a technological development business, Halcyon Innovation. In year one, the Company will employ 8 full time staff and plan to expand to 16 staff members in year two. The team will span marketing, operations, finance and IT. Future team members will include senior level executives.

4

The Offering

Common Stock we are offering	Up to a Maximum 3,750,000,000 shares at a price of $0.0008 for a sum total of $3,000,000.*

Common Stock outstanding before this Offering	521,859,629

Use of proceeds	The funds raised per this offering will be utilized in working capital, expanded marketing here in the Unites States as well as aboard and expansion of computing capacity. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

* Please note that the original offering was made for 600,000,000 shares at a price of $0.05 from which the Company issued 8,140,000 shares have been issued per subscription agreements. The Company amended the offering, qualified on June 9, 2017 to offer 66,666,666 at $0.015, of which the Company sold 35,533,333 The aggregate funds raised to date was equal to $940,000.00. This amendment extends the total offering to an aggregate of $3,940,000.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

5

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although both Image Protect, Inc. and the now merged Creative Arts, Inc. have experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

6

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we may need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of December 31, 2018, we had a working capital deficit of $1,278,504, and stockholders’ deficit of $ 2,578,157. We incurred a net loss of $124,646 for the year ended December 31, 2018 and a net loss of $335,178 for the year ended December 31, 2017. We have not achieved sustainable profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

7

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, particularly Jonathan Thomas, Creative Arts, Inc. founder, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We currently do not have any patents pending, thus we cannot assure you that we will be able to control all of the rights for all of our intellectual property. If we rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

8

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves having copyright owners agree to use our service. Our ability to implement this business strategy is dependent on our ability to:

•	predict copyright owner’s concerns;

•	identify and engage copyright owners;

•	convince ISPs to accept our notices;

•	establish brand recognition and customer loyalty; and

•	manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited operating history, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract copyright holders to our program, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

9

Our service offerings may not be accepted.

As is typically the case involving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of copyright holders in joining our service. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we cannot assure you that any of our services will be accepted or with respect to our ability to generate the revenues necessary to remain in business.

A competitor with a stronger or more suitable financial position may enter our marketplace.

To our knowledge, there is currently no other company offering a copyright settlement service for peer to peer infringers. The success of our service offerings primarily depends on the interest of copyright holders in joining our service, as opposed to a similar service offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

During the year ended December 31, 2018, revenues generated from the services rendered to two copyright owners represented approximately 59% of the Company’s net revenues. During the year ended December 31, 2017, revenues generated from the services rendered to one copyright owner who is a related party represented approximately 62% of the Company’s net revenues. As of December 31, 2018 and 2017 the Company had accounts receivable from various copyright infringers related to service agreements with three copyright owners representing approximately 68% of accounts receivable and two copyright owners representing approximately 100% of accounts receivable, respectively. Although we believe the continued growth of the Company will further diversity our client base our current concentration of clients means that loss of any client could be detrimental to the overall business.

Our exposure to outside influences beyond our control, including new legislation or court rulings could adversely affect our enforcement activities and results of operations.

Our enforcement activities are subject to numerous risks from outside influences, including the following:

•	Legal precedents could change which could either make enforcement of our client’s copyright rights more difficult, or which could make out-of-court settlements less attractive to either our clients or potential infringers.

•	New legislation, regulations or rules related to copyright enforcement could significantly increase our operating costs or decrease our ability to effectively negotiate settlements.

•	Changes in consumer privacy laws could make internet service providers more reluctant to identify their end users or may otherwise make identification of individual infringers more difficult.

The occurrence of any one of the foregoing could significantly damage our business and results of operations.

10

Software defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Enforcement actions against individuals may result in negative publicity which could deter customers from doing business with us.

In the past, online trademark infringement cases have garnered significant press coverage. Coverage which is sympathetic to the infringing parties or which otherwise portrays our Company in a negative light, whether or not warranted, may harm our reputation or cause our clients to have concerns about being associated with us. Such negative publicity could decrease the demand for our products and services and adversely affect our business and operating results.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC PinkSheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

11

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

12

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our officers and directors beneficially own approximately 48% of our outstanding shares of common stock as of the date of this offering.

Our officers and directors beneficially own approximately 48% of our outstanding shares of common stock as of the date of this prospectus. These individuals will have the ability to substantially influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, including going private transactions.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 750,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 521,859,629 shares of common stock. In addition, we are entitled under our articles of incorporation to issue up to 5,000,000 shares of “blank check” preferred stock, 1,500,000 of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

13

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Delaware Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

14

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

15

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

16

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $10,000. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($250,000), 50% of the Maximum Offering proceeds raised ($500,000), 75% of the Maximum Offering proceeds raised ($750,000) and the Maximum Offering proceeds raised of $1,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

17

Spirit intends to use the proceeds from this offering as follows:

	25% of Proceeds		50% of Maximum		75% of Maximum		Maximum
Application of Proceeds	$	% of Total	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	750,000	100%	1,500,000	100.00	2,250,000	100.00	3,000,000	100.00

Offering Expenses
Legal & Professional Fees	5,000	0.7%	5,000	0.33%	5,000	0.22%	5,000	0.15%
Accounting Fees	3,500	0.5%	3,500	0.23%	3,500	0.16%	3,500	0.1%
Admin. Fees	1,500	0.2%	1,500	0.13%	1,500	0.7%	1,500	0.05%
Total Offering Expenses	10,000	1.3%	10,000	0.7%	10,000	0.45%	10,000	0.3%

Net Proceeds from Offering	740,000	98.7%	1,490,000	99.3%	2,240,000	99.55%	2,999,990	100.0%

Use of Net Proceeds
Accounting Fees	30,000	4.0%	30,000	2.0%	45,000	2.0%	105,000	3.5%
Legal and Professional Fees	75,000	10.0%	75,000	5.0%	120,000	5.3%	225,000	7.5%
Computing and IT	135,000	18.0%	600,000	40.0%	600,000	26.7%	600,000	20.0%
Marketing and Sales (US)	180,000	24.0%	330,000	22.0%	750,000	33.3%	870,000	29.0%
Marketing and Sales (Abroad)	45,000	6.0%	135,000	9.0%	390,000	17.3%	870,000	29.0%
Working Capital	275,000	36.7%	320,000	21.3%	335,000	14.9%	320,000	11.0%
Total Use of Net Proceeds	740,000	98.7%	1,490,000	99.3%	2,240,000	99.55%	2,990,000	99.7%

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Under Net Proceeds, Legal and accounting are Legal and auditor/accounting fees not related to this offering. Assuming we raise the Maximum Offering, we believe there will be additional costs associated with implementing our business plan that will require greater attention from our professional advisors, including the possibility of filing a registration statement on Form 10 or Form S-1 which would greatly increase costs associated with keeping compliant with reporting requirements.

Under Net Proceeds, we have based our calculation and division of funds on the current needs of the Company. However, our market place is constantly changing. Management may, depending on circumstances, be required to divert funds from one heading to another as the business demands. For example, successful expanded marketing in the US may require us to use more resources in IT to keep up with demand. Likewise, if our marketing efforts are less fruitful than anticipated, we may divert funds to improving the underlying product.

18

Under Net Proceeds, Marketing and Sales will largely be related to the hiring and payment of a human sale team as well as advertising costs associated with online advertising platforms such as Google Adwords and Doubleclick as well as paying directly to websites per their ad and affiliate programs.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

Clarified as to term use and disclosure added that fees increase with the offering size as it is anticipated that a greater size of raise will increase the corporation’s activities which will result in a greater number of transactions thus resulting in the need for additional disclosure and accounting.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

19

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to (i) the sale of our common stock in this offering at an assumed public offering price of $0.005 per share and after deducting the estimated offering expenses payable by us and (ii) the issuance of a total of 44,601,962 shares of common stock per the merger with Clear Arts, Inc. to our majority shareholder in the fourth quarter of 2015, our adjusted net tangible book value at September 30, 2018 would have been $398,866 or $0.0016 per share, assuming maximum offering size. This represents an immediate increase in net tangible book value per share of $0.0051 to the existing stockholders and dilution in net tangible book value per share of $(0.0017) to new investors who purchase shares in the offering assuming maximum offering size.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions. The numbers are based on the most recent quarterly statement for the period ending September 30, 2018 along with the total issued and outstanding as of December 3, 2018. The total net value is based upon the fact that the offering has already raised $980,000.

	25%	50.0%	75%	100%
Net Value	$(721,830.00)	$(28,170.00)	$778,170.00	$1,528,170.00
# Total Shares	1,459,359,629	2,396,859,629	3,334,359,629	4,271,859,629
Net Book Value Per Share	$(0.0005)	$0.0000	$0.0002	$0.0004
Increase in NBV/Share	$0.0023	$0.0028	$0.0031	$0.00032
Dilution to new shareholders	$0.0013	$0.0008	$0.0006	$0.0004
Percentage Dilution to New	161.83%	98.53%	70.83	55.28%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Image Protect, Inc. (formerly Image Technology Laboratories, Inc.) was incorporated on December 5, 1997 and commenced operations on January 1, 1998. On December 1, 2015, we acquired Clear Arts, Inc. (“Clear Arts”), in a transaction treated as a reverse acquisition, and the business of Clear Arts became the business of the Company. We have developed a web application that monitors the global Internet to seek and collect evidence for illegally used visual content. The web application crawls the Internet to identify illegal use and sends notices to identified infringers or their hosting company

20

Recent Developments

On December 1, 2015, Clear Arts, Inc. (doing business as Image Protect), a private California corporation which is the historical business, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and all of the stockholders of Clear Arts (the “Clear Arts Shareholders”) whereby we agreed to acquire all of the issued and outstanding capital stock of Clear Arts in exchange for 44,601,962 shares of our common stock. On December 3, 2015, the transaction closed, being filed with the state of Delaware and Clear Arts merged with and into the Company and the separate corporate existence of Clear Art ceased and after the closing, we are the surviving entity pursuant to the Merger Agreement. The number of shares issued represented approximately 70.0% of the issued and outstanding common stock immediately after the consummation of the Merger Agreement. In addition, Mr. Jonathan Thomas who was the President and a stockholder of Clear Arts, was appointed to the Board of Directors and was engaged as President and COO of the Company. Mr. Jonathan Thomas received 37,733,000 shares out of the total 44,601,962 shares of our common stock per the terms of the Merger Agreement.

Revenue

We generated total net revenues of $681,229 during the year ended December 31, 2018, an increase of $37,536 as compared to $643,693 for the year ended December 31, 2017. The increase was due to an increase in revenues derived from infringement protection and monitoring services.

For the three months ended March 31, 2019 we generated a total of $47,538 compared to $60,471 for the three months ended March 31, 2018. This is a decrease of $13,203.

Cost of Revenue

Direct cost of revenues during the years ended December 31, 2018 and 2017 amounted to $ 889,141 and $904,164, respectively. Cost of revenues mainly includes payments to copyright holders of a percentage of the revenue we collect in accordance with our agreements with the copyright owner. Cost of revenues also include expenses incurred in connection with our copyrights enforcement activities, such as legal and debt collection fees.

For the three months ended March 31, 2019, direct cost of revenues decreased by $25,734, from $170,984 for the three months ended March 31, 2019 compared to $142,250 for the three months ended March 31, 2018.

Operating Expenses

Our total operating expenses consisted of professional and consulting fees, technology services and administrative expenses. Our total professional and consulting fees for the years ended December 31, 2018 and 2017 was $ 98,102 and $102,155, respectively. The total decrease in professional and consulting fees was $4,053 over the year ended December 31, 2017. Professional and consulting fees consist primarily of professional fees, such as accounting, legal, and consulting services such as investor relations and business advisory services. Our total general and administrative expenses for the years ended December 31, 2018 and 2017 was $617,122 and $724,237, respectively. The total decrease in general and administrative expenses was $107,115 over the year ended December 31, 2017. General and administrative expenses consist primarily of salaries and related expenses for our management and personnel, and technology fees related to the continued development of our software.

21

For the three months ended March 31, 2019, total operating costs increased by $25,734, from $145,250 for the three months ended March 31, 2018 compared to $170,984 for the three months ended March 31, 2019. This increase in total operating costs was generally due to a reduction in the costs of direct costs of revenues, professional and consulting fees, and general and administrative costs.

Other Expenses

Interest

Interest expense totaled $44,163 during the year ended December 31, 2018, an decrease from $16,077 in the year ended December 31, 2017, due to an decreased balance on loans and credit cards resulting in lower interest owed on our credit cards, loan payable, convertible notes and advances from related party.

Derivative Expense and Change in fair value of Derivative

We recorded derivative expense of $39,103 and $14,467 in connection with the issuance of convertible note during the year ended December 2018 and 2017, respectively.

Net loss

As reflected in the accompanying unaudited financial statements, the Company had a net loss of approximately $124,111 for the three months March 31, 2019 and net cash used by operations of approximately $143,115 for the three months ended March 31, 2019 and an accumulated deficit, stockholders’ deficit and working capital deficit of $2,702,268, $1,223,056 and $1,471,830, respectively, at March 31, 2019. During the year ended December 31, 2018, we recorded a net loss of $124,646 compared to a net loss of $335,178 for the year ended December 31, 2017.

Liquidity and Capital Resources

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the year ended December 31, 2018, the Company incurred a net loss of $124,646, and at December 31, 2018, the Company had a working capital deficit of $1,278,504. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At March 31, 2019, the Company had cash on hand of $19,425. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

22

Operating Activities

During the year ended December 31, 2018, we used $400,472 of cash in operating activities. Changes in operating assets and liabilities were attributed to accounts receivable of ($462,549), and accounts payable and accrued liabilities through a related party of $43,560.

During the year ended December 31, 2017, we used $181,457 of cash in operating activities. Non-cash adjustments included total amortization expenses of $8,559, $478,800 of derivative expense, $14,467 related to gain from change in fair value of derivative liabilities and net changes in operating assets and liabilities of $451,564, and accounts payable and accrued liabilities of $172,398.

During the three months ended March 31, 3029, we used $143,115 of cash in operating activities, compared to cash provided by operating activities of $51,087 for the three months ended March 31, 2018. The decrease in cash used in operating activities was mainly due to a deficit in our accounts receivable and a reduction in our net loss.

Investing Activities

We had no investing activities for the year ended December 31, 2018 and 2017.

Financing Activities

During the year ended December 31, 2017, financing activities provided $ 1,008,459. We received proceeds from advances from related party of $12,000, repayment of related party advances of ($101,410), proceeds from the issuance of common stock proceeds of $353,710, proceeds from issuance of convertible note of $84,000, paid in capital of $373,211, proceeds from issuance of notes payable to a related party of $38,560, proceeds from subscriptions payable of $10,000, and $238,388 from derivative liabilities.

In the three months ended March 31, 2019 we raised approximately $370,000 through an ongoing offering under Regulation A of the Securities Act of 1933.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2016 and 2015 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

23

Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The Company provides infringement protection and monitoring services to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the Company collects a settlement fee or upon entering into a settlement agreement which acts as a waiver to the infringement against the copyright owner.  Fee-for-service revenue is reported net of contractual allowances.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

BUSINESS

Our Business

Image Protect, Inc. (the “Company”) was incorporated with the state of Delaware on December 5, 1997 under the name “Image Technology Laboratories, Inc. (“ITL”) by Dr. David Ryon, Chief Executive Officer and founder of The Kingston Diagnostic Center; Dr. Carlton Phelps, Chief Financial Officer and former Chief of Radiology at The Kingston Hospital; and Lewis M. Edwards, Chief Technical Officer and formerly Senior Technical Staff Member and lead engineer of the 3D Graphics Lab at IBM. In fiscal year 2000 ITL successfully completed a private placement (of approximately $240,000), followed by an SB2 registration and a self-underwritten public offering raising net proceeds of $1.02 million to partially fund its development efforts.

The Company remained a reporting Company until, on April 14, 2009 the Company filed a Form 15-12G, voluntarily terminating registration of the Company’s equity with the Commission. In 2015, the Company applied to file with OTC Markets, Inc. on their PinkSheet exchange under Alternative Reporting approved by the Commission, providing unaudited financial statements. The Company has never been deemed a shell company as defined under Rule 144 of the Securities Act of 1933, as amended.

24

The primary business of the Company was to develop propriety software, which was designed for medical image management segment of the healthcare information systems market. The Company’s software was designed to assist radiologists with managing patient data and images. The Company provided a single database business solution for the practice of radiology. Its innovative common reading platform acts as a clearinghouse for patient records and remote user access. The Company serviced imaging centers and small hospitals. This business was continued until revenues began to slow. The Company commenced operations in January 1998 as a software developmental stage company that has entered the medical image management segment of the healthcare information systems market. The founders of the Company had developed, through two years of research and design, a unique Picture Archival and Communications System ("PACS"), code name ITLPACS. The ITLPACS routes, archives and displays digital images linked to patient demographics from either the Radiology Information System ("RIS") or the Hospital Information System ("HIS"). After spending nearly $1,000,000 in research and development, the Company began generating substantial revenues in 2002. Revenues continued to grow until 2015. Management continued to operate the business and maintain existing assets throughout the year but also began to seek out a merger partner to help infuse positive cash flow back into the Company. This culminated with the merger with Clear Arts.

On December 1, 2015, the Company merged with Clear Arts, Inc., a California corporation doing business as “Image Protect.” Per the plan of the merger, Image Protect was originally owned by Clear Arts, Inc., which is a California S-Corporation. Clear Arts, Inc. was created in 2011 to provide market, brand and sales strategies for digital and visual media companies. Clear Arts, Inc. owns the rights to the Image Protect trademarks, name, URL, site design and copyrights to the software. On December 1, 2015, Clear Arts, Inc. merged with the Company, exchanging 44,601,962 shares of common stock of the Company to the holder of 57,329 shares of Clear Arts, Inc., representing 100% ownership. As a result, the surviving entity was the Company. On April 13, 2016, the Company changed its name to Image Protect, Inc. to better reflect the business and products offered by the Company as a result of the merger.

Image Protect’s solution is a web application that monitors the global Internet to seek and collect evidence for illegally used visual content. Then, through partnerships with law firms in North America, Europe and Asia, it collects settlement fees from infringers. A percentage is then shared with the copyright owner. Software, service and support are the focus of Image Protect’s operations.

Users of the application provide the works they would like to protect. Those works are then uploaded to a database for analysis. The application crawls the Internet to identify illegal use and sends notices to identified infringers or their hosting company (ISP). The notice contains a settlement offer and details outlining the illegal use. Infringers who accept the settlement offer remit payment to Image Protect, part of which is distributed to the copywriter owner. Commercial infringers who do not accept the settlement offer are forwarded to the legal or debt collection partner for legal action. ISPs, for non-commercial users, are sent a DMCA notice to remove the infringing work from their site.

The pricing model is subscription and commission based. The copyright owner joins on a monthly or yearly basis at a level determined by the number of works they are uploading. In addition, recovery commission fees are paid to Image Protect upon settlement. For free users, those uploading 10 or less images, Image Protect will pay a 40% fee to copyright owners on the net recovery of all infringement settlements. For subscribers, Image Protect will pay a 50% fee to copyright owners.

Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The legal partners receive 50% of the gross settlement fee. Then, the net settlement fees are split 50/50 with the contributors. Image Protect gets a net profit, before operating expenses, of 25% of the total settlement fees.

25

Image Protect was launched in June of 2014 with the first version of its web application. As of May 22, 2015, the Company has collected $272,600 from 285 infringements, averaging $956 per infringement. The Company has prepared evidence for an additional 4,510 infringement cases filed by their legal team in 2015 and have 2,708 cases currently pending. There is an average of 350,000 new sightings per month, of which 2.5% or 8,750 are commercial infringements.

Strategy and 12 Month Outlook

Assuming we are able to raise at least half the funds under this Offering Circular, the Company plans to use the funds raised to hire more staff and open an additional office location in New York. This will give us a bicoastal presence here in the United States in two major hubs for photographic data. Additional staff will also allow use to scale our operations and process more infringements as well as continue expanding development of our software to maximize efforts. If the Company is able to either raise the entirety of the Offering or generate substantial revenues from our growth, we will begin to set up offices in Europe and Asia. Again, this provides the Company with more processing resources for finding infringements. International expansion has additional benefits as well. First, and most importantly, it allows the Company to expand into other jurisdictions with staff more familiar with local copyright process and infringement laws. Secondly, multiple times zones of operation allow for seamlessness 24 hour staffed monitoring. In a digital world where infringement is sourced from all over the globe, the ability to have hands on monitoring leads to greater success rates. Lastly, particularly in Asia, the Company will benefit from lower labor costs.

Competition

Currently, there are four major competitors in copyright protection. Picscout, Inc. allows for users to “track” their images as they travel around the internet. It was purchased by Getty Images, Inc. in 2011, giving them great resources for expanding its operations. Although, Picscout, Inc. does provide copyright protection, its products are generally focused on preventative copyright protection through their proprietary software suite. The Company’s current operations are focused on post infringement protections and monitoring. We believe this market will continue to be the dominant sector in the image copyright protection market. A more direct competitors are ImageRights International, Inc., Copyright Defense League, LLC and Pixsy. All provide a similar services of using proprietary software and methods to scan the internet for copyright infringement. However, we believe we can continue to distinguish ourselves by pricing, success rates and scalability.

Market

Currently, there are no reliable resources for measuring the market for our specific products and services. However, there are several ongoing trends that directly impact our business and the market for our products. Firstly, greater computing capacity and quality digital images being readily available through even the cheapest smart phone has caused an explosion in the amount of photographic images being uploaded to the internet. Instagram, alone, reports an average of 80,000,000 photos uploaded per day from approximately 450,000,000 users. Although no statistics are available for their photo uploads, Facebook has approximately 1,600,000,000 users, near 4 times that of Instagram, 95% of which have uploaded at least on photo. Yahoo’s Flickr.com photo service saw 728,000,000 photos uploaded in 2015. There are multiple sites for uploading and either storing or sharing your photos as works of art or design. Businesses and artists promote their products and work through the use of images. These find their way onto social media, but also with search engines that only search for images, even the most obscure blog post can be found with the right search terms With continued growth in internet use and lower prices in data storage, these trends will only continue for the coming years. Image Protect needs only to capture a percentage of this market to be successful.

26

Regulation

Our business relies heavily on enforcement of US intellectual property rights rules. Any changes to the laws or the enforcement of the same would be detrimental to our business. However, there are no laws, rules or regulations governing the operations of the Company.

Employees

As of August 2, 2018, we have 7 full time employees and 1 part time employee.

General

The Company is currently headquartered in San Clemente, California at the offices of Clear Arts, Inc. prior to the merger. The Company's shares of common stock are publicly traded on the OTC Pinksheets under the symbol "IMTL".

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director or Officer	Position
Lawrence Adams	62	2015	Director, CEO
Jonathan Thomas	50	2015	President, COO

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

27

Biographical Information

Lawrence Adams – Director/Chief Executive Officer

Since August 2015, Mr. Adams founded Seaside Advisors LLC, an advisory company designed to assist public companies in all facets of the capital markets. He consults on mergers and acquisitions, Form S-1 registrations for capital raises and corporate structure. Prior to this position Mr. Adams was a Partner in Madison Park Advisors II, LLC a New York based boutique focused on the private to public market. There he successfully worked with a team to assist in all aspects of bringing a company from the private sector to the Public markets. He would then continue to work with the companies on capital raises and future acquisitions. He started with Madison Park advisors in July of 2011. Mr. Adams was appointed to the Board of Directors and CEO in September, 2015.

Jonathan Thomas – President /Chief Operations Officer

Mr. Thomas is a cofounder of Image Protect Delaware and has served as its Chief Executive Officer since June 2014 (inception). From February of 2004 through the present, Mr. Thomas was the President of Lived In Images, Inc., one of the largest niche stock photo agency and content producers focused on architecture. In addition, he's successfully marketed & distributed his own craft brewery, as well as 30 other specialty beers from Canada, England and Belgium throughout Southern California. Mr. Thomas’s experience as Image Protect Delaware’s founder and chief executive officer qualifies him to serve on our board of directors. Mr. Thomas is an experienced photo industry executive and entrepreneur with more than 22 years of business management experience, 13 years of global photo industry and digital media experience.

Mr. Thomas has served as the membership chair for PACA (Picture Archive Council of America). In 1991, he received a Bachelor of Arts in Motion Picture Production from Brooks Institute in Santa Barbara California.

28

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors who occupied such position as of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 2 years. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

				Stock	Option	Non-equity incentive plan	Change in pension value and nonqualified deferred compensation	All other
Name and		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
Position	Year	($)	($)	($)***	($)	($)	($)	($)	($)
Lawrence Adams*	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CEO/Director	2016	-0-	-0-	-0-	-0-	-0-	-0-	-20,000-	-0-
	2017	60,000	-0-	-0-	-0-	-0-	-0-	-0-	60,000
	2018	60,000	-0-	150,000	-0-	-0-	-0-	-0-	210,000
Valerie McDowell	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director**	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jonathan Thomas	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President/COO	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	18,000	-0-	-0-	-0-	-0-	-0-	-0-	18,000
	2018	75,000	-0-	50,000	-0-	-0-	-0-	-0-	125,000

*Lawrence Adams, as director has agreed to be paid $5,000.00 per month via consulting contract with the Company. Mr. Adams has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

** Valerie McDowell resigned in 2017.

***On October 17, 2018, Lawrence Adams and Jonathan Thomas agreed to settle accrued salaries and fees in the amounts of $150,000 and $50,000, respectively, in exchange for 50,000,000 and 30,000,000 shares of common stock of the Company, respectively. Matthew Goldman, although not an officer or director of the Company also settled $25,000 for fees owed in exchange for 15,000,000 shares.

29

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please see Note 8 of our unaudited financial statements as it relates to related party transactions. There are no familial relationships between the Company and any officer or director. On December 1, 2015 the Company merged with Clear Arts, Inc., d/b/a Image Protect. Per the terms of the merger each holder of Clear Arts, Inc. common stock received exactly 778 shares of common stock of the Company, including our President and Chief Operating Officer, Jonathan Thomas who received 37,733,000 shares of common stock. As a result, Mr. Thomas holds 26.04% of the outstanding common stock.

A major client of the Company is Lived In Images, Inc., which is controlled by Jonathan Thomas, our President and COO. In the combined years of 2015 and 2016, Lived In Images, Inc. represented approximately 70% of our total revenues. Thus far in 2016, Lived In Images, Inc. has only accounted for 41% of revenues. We expect this trend to continue as we expand our operations.

During year 2014, the Company’s President and COO, Mr. Jonathan Thomas, provided advances to the Company for working capital purposes for a total of $94,947 and the Company repaid $50,587. During year 2015, the Company’s President and COO provided advances to the Company for working capital purposes for a total of $148,262 and the Company repaid $156,535. In September 2015, the Company issued an 8% unsecured promissory note to Mr. Thomas for the unpaid balance of the advances which shall be due on September 1, 2017. The note shall bear interest at the rate of eight percent (8%) per annum. During the year ended December 31, 2016, the Company’s President and COO provided advances to the Company for working capital purposes for a total of $166,341 and the Company repaid $66,756. At December 31, 2016 and 2015, these advances from related party amounted to $304,171 (current) and $204,586 (long-term), respectively. Accrued interest due to the Company’s COO totaling $28,646 and $5,725, at December 31, 2016 and 2015 respectively, and were reflected as accounts payable and accrued liabilities – related party in the accompanying unaudited balance sheets.

In September 2015, the Company entered into a consulting agreement with Seaside Advisors LLC, an affiliated company managed by the CEO of the Company. Pursuant to the consulting agreement, the consultant shall provide strategic planning, business development, and consulting services relating to potential acquisition and mergers. The Company pays fees of $5,000 per month as compensation for the services per the terms of agreement. Additionally, the Company pays reimbursement for out of pocket expenses subject to the Company’s approval. The term of the agreement is for 12 months unless otherwise extended by both parties. Accrued consulting fees to such related party consultant as of December 31, 2016 and 2015, were approximately $28,700 and $9,000, respectively.

In May 2016, the Company issued a 9% promissory note payable for borrowings up to $16,000 with an affiliated company managed by the CEO of the Company. The maturity date is the earlier of a) December 30, 2016 or b) the date on which this note is accelerated due to an occurrence of an event that constitutes a default as defined in the promissory note agreement. During the year ended December 31, 2016, the Company received $32,900 from the CEO for working capital purposes and the Company repaid $7,203. The outstanding principal for this note payable – related party was $25,697 at December 31, 2016. Accrued interest related to this note payable – related party amounted to $567 and $0 at December 31 2016 and 2015, respectively.

In October 2018, certain member of our executive staff agreed to settle for certain amounts owed in deferred salary and payments for fees totalling $225,000 in exchange for 95,000,000 shares common stock of the Company. The shares were issued pursuant to Section 4(a)(2) of the Securities Act.

30

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of December 2, 2018, 250,859,629 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage	Voting Percentage After Offering

Common Stock	Lawrence Adams	63,838,463	25.45%	7.50%
Common Stock	Jonathan Thomas	65,319,107	26.04%	7.68%
All Officers and Directors (3 persons)		129,157,570	51.49%	15.18%

(1)	Percentage based on 250,859,629 shares of common stock outstanding as of December 2, 2018

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, $0.001 value per share. The Company has designated exactly 1,500 shares of Series B Convertible Preferred Shares and 1,500,000 shares of Series C Preferred Shares.

As of the date of this offering, we have 250,859,629 shares of common stock and 0 Series A, 0 Series B Convertible Shares and 1,500,000 Series C shares of preferred stock outstanding.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

31

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our articles of incorporation authorize our Board to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class.

Currently, the Company has designated 2 series of preferred shares, 1,500 designated Series B Convertible Preferred Shares and 1,500,000 designated Series C Preferred Shares. Series A has been retired by the Company.

Voting

Except as otherwise required by law and except as to matters affecting the rights and preferences of the holders of the Series B Preferred, the Series B Preferred shall be non-voting and no holder of shares of the Series B Preferred shall be entitled to notice of any stockholders’ meeting, nor be entitled to vote on any matters on which the Common Stock or other series of Preferred Stock may be voted. Any matter affecting the rights and preferences of the holders of Series B Preferred shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of Series B Preferred.

Each holder of shares of Series C Preferred shall be entitled to one vote for each share of Series C Preferred held on any matter and shall vote together with the Series A Preferred, Series B Preferred and Common Stock as a single class on all matters submitted to stockholders for a vote.

32

Dividends

Each record holder of Series B Preferred shall be entitled to receive a paid-in-kind dividend of 5% per annum, which shall be cumulative but not compounded and payable in additional fully paid and non-assessable shares of Series B Preferred as of the last day of each calendar quarter. Dividends shall be paid by delivering to each holder of Series B Preferred a number of additional shares of Series B Preferred equal to 1.25% of number if the Series B Preferred shares originally issued to such holder and held as of the last day of the calendar quarter. The Corporation shall not issue fractional shares of Series B Preferred to which holders may become entitled pursuant to this subsection, but in lieu thereof, the Corporation shall defer delivery of the fractional share to the holder and apply such amount to dividends issued to such holder on the subsequent dividend payment date. Any additional shares of Series B Preferred issued pursuant to this section shall be subject in all respects to the same terms as the shares of Series B Preferred originally issued hereunder, except that no additional dividends shall be payable thereupon.

Holders of our Series C Preferred are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our Series C Preferred will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Conversions

Series B Preferred have conversion rights as follows, all or any portion of the issued and outstanding shares of the Series B Preferred shall be convertible, at the option of the Corporation or the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into 2,700 fully paid and non-assessable shares of the Common Stock per share of Series B Preferred, provided that any portion of shares so converted shall be convertible only in multiples of 100 shares of such Series B Preferred.

Series C Preferred have no right to conversion.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

33

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer, Inc.

34

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 83,675,740 outstanding shares of common stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 209,000 shares immediately after this offering, assuming minimum offering size; or

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of a exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdiction only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as they offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

35

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 66,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 66,000,000 shares of its common stock at a fixed price of $0.015 per share. The price of $0.015 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all 66,000,000 shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

36

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

37

IMAGE PROTECT INC.

FOR THE PERIOD ENDED DECEMBER 31, 2018

F-1

IMAGE PROTECT INC.

BALANCE SHEETS

	March 31, 2019	March 31, 2018
	(Unaudited)	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,425	$31,341
Accounts receivable, net	654,686	3,713
Prepaid expense and other current asset	30,062	30,062

Total current assets	704,173	65,116

OTHER ASSETS:
Website development cost, net	2,561	2,561
Security deposit	1,747	1,747

TOTAL ASSETS	$708,481	$69,424

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$560,663	$686,495
Accrued interest	102,980	–
Accounts payable and accrued liabilities - related party	56,327	92,042
Bank line of credit	62,243	62,244
Convertible notes payable	235,878	183,929
Loan payable	–	–
Note payable	–	50,000
Note payable	62,700	84,021
Advances from related party	50,017	–
Subscriptions payable	10,000	10,000
Derivative liabilities	790,729	412,520

Total Current Liabilities	1,931,537	1,581,251

LONG-TERM LIABILITY:
Advances from related party	248,774	179,147

TOTAL LIABILITIES	2,180,311	1,760,398

STOCKHOLDERS' DEFICIT:
Preferred stock ($0.01 par value; 5,000,000 shares authorized) Series C preferred stock - $0.01 par value; 1,500,000 shares authorized; 1,500,000 issued and outstanding at March 31, 2019 and March 31, 2018	15,000	15,000
Common stock, ($.01 par value; 750,000,000 shares authorized; 287,859,629 and 139,192,962 shares issued and outstanding at March 31, 2019 and March 31, 2018	1,393,034	764,367
Additional paid-in capital	(177,596)	(433,343)
Accumulated deficit	(2,702,268)	(2,036,998)

TOTAL STOCKHOLDERS' DEFICIT	(1,471,830)	(1,690,974)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$708,481	$69,424

The accompanying notes are an integral part of these unaudited financial statements.

F-2

IMAGE PROTECT INC.

STATEMENTS OF OPERATIONS

	For the Quarter Ended
	March 31,
	2019	2018
	(Unaudited)	(Unaudited)

NET REVENUES
Revenues from infringement protection and monitoring services services	$47,538	$60,741
Revenues from infringement protection and monitoring services - related party	–	–

Total net revenues	47,538	60,741

COST AND OPERATING EXPENSES
Direct cost of revenues	29,326	1,746
Direct cost of revenues - related party	–	–
Professional and consulting fees	9,390	–
Technology services	13,980	52,469
General and administrative	118,288	91,035

TOTAL COST AND OPERATING EXPENSES	170,984	145,250

Accrued interest
INCOME/(LOSS) FROM OPERATIONS	(123,446)	(84,509)

OTHER (INCOME) EXPENSE
Interest expense	665	690
Derivative expense	–	–
Gain (loss) from change in fair value of derivative liabilities	–	–

TOTAL OTHER EXPENSE (INCOME), NET	665	690

Income/(Loss) before provision for income taxes	(124,111)	(85,199)

Provision for income taxes	–	–

NET INCOME/(LOSS)	$(124,111)	(85,199)

NET INCOME/LOSS PER COMMON SHARE
Basic and diluted	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	257,294,522	133,682,744

The accompanying notes are an integral part of these unaudited financial statements.

F-3

IMAGE PROTECT INC.

STATEMENT OF STOCKHOLDERS' DEFICIENCY

	Series C Preferred Stock		Common Stock		Additional		Total
	Number of		Number of		Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2014	–	$–	44,601,962	$446,020	$(321,406)	$(385,564)	$(260,950)

Recapitalization of the Company	1,500,000	15,000	19,073,778	190,738	(486,334)	–	(280,596)

Net loss for the year ended December 31, 2015	–	–	–	–	–	(527,540)	(527,540)

Balance December 31, 2015	1,500,000	15,000	63,675,740	636,758	(807,740)	(913,104)	(1,069,086)

Issuance of common stock for cash	–	–	4,090,000	40,900	163,600	–	204,500

Net loss for the year ended December 31, 2016	–	–	–	–	–	(703,517)	(703,517)

Balance at December 31, 2016	1,500,000	15,000	67,765,740	677,658	(644,140)	(1,616,621)	(1,568,103)

Issuance of common stock for cash	–	–	58,089,448	86,710	210,796	–	297,506

Net loss for the year ended December 31, 2017	–	–	–	–	–	(836,569)	(836,569)

Balance at December 31, 2017	1,500,000	15,000	125,855,188	764,368	(433,344)	(2,453,190)	(2,107,166)

Issuance of Common stock	–	–	13,337,774	276,999	172,414	–	449,413

Net loss for the quarter ended March 31, 2018	–	–	–	–	–	(285,246)	(285,246)

Balance at March 31, 2018	1,500,000	15,000	139,192,962	1,041,367	(260,930)	(2,738,436)	(1,942,999)

Issuance of Common stock	–	–	3,333,334	33,333	16,667	–	50,000

Net profit for the quarter ended June 30, 2018	–	–	–	–	–	130,764	130,764

Balance at June 30, 2018	1,500,000	15,000	142,526,296	1,074,700	(244,263)	(2,607,672)	(1,762,556)

Net loss for the quarter ended September, 2018						(52,565)	(52,565)

Balance at September 30, 2018	1,500,000	15,000	142,526,296	1,074,700	(244,263)	(2,660,237)	(1,814,799)

Issuance of Common stock			108,333,333	133,333	66,667		200,000

Net loss for the year ended December 31, 2018						(124,646)	(124,646)

Balance at December 31, 2018	1,500,000	15,000	250,859,629	1,208,033	(177,596)	(2,578,157)	(1,532,719)

Issuance of Common Stock	–	–	37,000,000	185,000	–	–	185,000

Net Loss for the quarter ended March 31, 2019						(124,111)	(124,111)

Balance at March 31, 2019	1,500,000	$15,000	287,859,629	$1,393,033	$(177,596)	$(2,702,268)	$(1,471,830)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

IMAGE PROTECT INC.

STATEMENTS OF CASH FLOWS

	For the three Quarter Ended
	2019	2018
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(124,111)	(85,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of website development costs	–	–
Amortization of debt discount	–	–
Bad debt expense	–	–
Contractual allowance	–	–
Derivative expense	–	–
Gain from change in fair value of derivative liabilities	–	–
Changes in operating assets and liabilities:		–
Accounts receivable	–	62,338
Subscription payable	–	–
Prepaid expense and other current assets	–	73,948
Accounts payable and accrued liabilities	(19,004)	–
Accounts payable and accrued liabilities - related party	–	–

Net cash used in operating activities	(143,115)	51,087

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	(14,750)	–
Repayments to related party for advances	–	–
Convertible notes payable	–	–
Notes payable	(26,000)	–
Loans payable	–	–
Proceeds from sale of common stock	370,000	–
Discount on issuance of common stock	(185,000)
Debt discount	–	–
Proceeds/repayments from issuance of convertible notes payable	–	39,530
Paid in capital	–	–
Proceeds from issuance of notes payable - related party	–	–
		–
Net cash provided by financing activities	144,250	39,530

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,135	90,617

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	18,290	(59,276)

CASH AND CASH EQUIVALENTS - END OF PERIOD	$19,425	$31,341

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for :
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-5

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Image Protect, Inc. (the "Company") (formerly Image Technology Laboratories, Inc.) was incorporated on December 5, 1997 and commenced operations on January 1, 1998. On December 1, 2015, the Company merged with Clear Art, Inc. (“Clear Arts”), in a transaction treated as a reverse acquisition, and the business of Clear Arts became the business of the Company. The Company has developed a web application that monitors the global Internet to seek and collect evidence for illegally used visual content. The web application crawls the internet to identify illegal use and sends notices to identified infringers or their hosting company (ISP).

On December 1, 2015, Clear Arts, Inc. (doing business as Image Protect), a private California corporation which is the historical business, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and all of the stockholders of Clear Arts (the “Clear Arts Shareholders”) whereby the Company agreed to acquire all of the issued and outstanding capital stock of Clear Arts in exchange for 44,601,962 shares of the Company’s common stock. On December 3, 2015, the merger was filed with the state of Delaware and Clear Arts merged with and into the Company and the separate corporate existence of Clear Art ceased and after the closing, the Company is the surviving entity pursuant to the Merger Agreement. The number of shares issued represented approximately 70.0% of the issued and outstanding common stock immediately after the consummation of the Merger Agreement. In addition, Mr. Jonathan Thomas who was the President and a stockholder of Clear Arts, was appointed to the Board of Directors and was engaged as President and COO of the Company. Mr. Jonathan Thomas received 37,733,000 shares out of the total 44,601,962 shares of the Company’s common stock per the terms of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Clear Arts, for financial statement reporting purposes, the business combination between the Company and Clear Arts has been treated as a reverse acquisition with Clear Arts deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55. The reverse acquisition is deemed a capital transaction and the net assets of Clear Arts (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Clear Arts which are recorded at historical cost. The equity at closing is the historical equity of Clear Arts retroactively restated to reflect the number of shares issued by the Company in the transaction.

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2019, and the results of operations and cash flows for the year ended March 31, 2019. Certain information and footnote disclosures normally included in the unaudited financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these unaudited condensed financial statements are adequate to make the information presented therein not misleading.

F-6

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going concern

These unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying unaudited financial statements, the Company had a net loss of approximately $124,111 for the quarter ended March 31, 2019 and net cash used by operations of approximately $143,115 for the quarter ended March 31, 2019 and an accumulated deficit, stockholders’ deficit and working capital deficit of $2,702,268 $1,471,830 and $1,223,056, respectively, at March 31, 2019. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon achieving profitable operations and/or obtaining additional financing. The unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans to raise capital through the sale of equity or debt instruments to implement its business plan. There is no assurance these plans will be realized.

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the six months June 30, 2018 include the useful lives of website development cost, allowance for doubtful accounts and contractual allowances, collection of accounts receivable, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Fair value of financial instruments and fair value measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques.  Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

•	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

•	Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

•	Level 3—Unobservable inputs that are supported by little or no market activity that is significant to the fair value of assets or liabilities.

F-7

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company’s convertible notes payable and loan payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2019.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities - Derivative Liability on Conversion Feature

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability on the conversion feature at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative liabilities.

The following table presents the derivative financial instruments, measured and recorded at fair value on the Company’s unaudited balance sheets on a recurring basis, and their level within the fair value hierarchy as of:

March 31, 2019	Amount	Level 1	Level 2	Level 3
Derivative liability - Embedded conversion	$790,723	$–	$–	$790,723

March 31, 2019
Derivative liability - Embedded conversion	$412,520	$–	$–	$412,520

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at March 31, 2019 and March 31, 2018.

F-8

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts and contractual allowance. The Company maintains allowance for doubtful accounts and contractual allowance for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balance, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Due to the nature of the industry in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable value. Accounts receivable are reported at the estimated net realizable amounts from settlement fees for services rendered. The Company performs periodic analyses to assess the accounts receivable balances. The Company records an allowance for doubtful accounts and contractual allowance (to reduce gross billed charges to a contractual or estimated net realizable value) based on management’s assessment of historical and expected estimated collectability of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the allowance for doubtful accounts. The Company’s allowance for doubtful accounts and contractual allowance are a reduction to accounts receivable on the Company’s financial position. The Company fully reserves through its contractual allowances amounts that have not been written off because the collection process has not been exhausted. The Company adjusts the historical collection analysis for recoveries, if any, on an ongoing basis. During the year ended March 31, 2019, the Company recorded contractual allowances of $0.

Property, plant and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered. Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The Company provides infringement protection and monitoring services to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the Company collects a settlement fee or upon entering into a settlement agreement which acts as a waiver to the infringement against the copyright owner. Fee-for-service revenue is reported net of contractual allowances.

F-9

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Cost of Revenue

Cost of revenues mainly includes payments to copyright holders of a percentage of the revenue the Company collects in accordance with our agreements with the copyright owner. Cost of revenues also include expenses incurred in connection with the Company’s copyrights enforcement activities, such as legal and debt collection fees.

Research and development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development during the year ended March 31, 2019.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Derivative Liabilities

The Company follows the provisions of ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

F-10

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of the ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, it is highly certain that some positions taken would be situated upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is most likely that not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax position considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely that not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Software development costs

The Company recognizes the costs associated with developing a website in accordance with ASC Topic 350–50 “Website Costs”. Costs incurred to develop internal-use software, including website development costs, during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of three years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. The Company place its website into service in June 2014.

F-11

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and diluted earnings per share

Net loss per common share is calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, adjusted for preferred dividends, by the weighted average number of shares of Common Stock outstanding during the period. The computation of diluted net loss per share does not include anti-dilutive common stock equivalents in the weighted average shares outstanding.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners and stockholders of the Company, its management, members of the immediate families of principal owners and stockholders of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Recent accounting pronouncements

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those periods. Early adoption is not permitted. The FASB has approved a one-year deferral of the effective date with the option to early adopt using the original effective date. Entities may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – LOAN PAYABLE

On December 1, 2015, following the closing of the Merger Agreement (see Note 1), the Company assumed a working capital loan agreement with a financial institution for borrowings of up to $75,000. Outstanding borrowings bear interest monthly at 1% above the prime rate and is due on demand. The principal amount outstanding under this agreement was $62,243 at June 30, 2018.

F-12

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 4 – NOTES PAYABLE

Convertible notes payable

At March 31, 2019 and December 31, 2017, convertible notes payable consisted of the following:

	March 31, 2019 (Unaudited)	December 31, 2017 (Unaudited)
Principal amount	$544,000	379,000
Less: unamortized debt discount	(308,122)	(195,071)
Convertible notes payable, net	$235,878	183,929

On December 1, 2015, following the closing of the Merger Agreement (see Note 1), the Company assumed convertible notes payable for a total of $110,000 with a remaining balance of $77,064 of debt discount. These convertible notes payable as of March 31, 2018 consisted of the following:

•	5% Convertible Promissory Note in the principal amount for borrowings of up to $50,000. The 5% convertible promissory note and all accrued interest were due on April 15, 2016. The maturity date of this note had been extended to October 15, 2016. The maturity date was extended again to June 30, 2017. The principal on this note shall bear interest at the rate of five percent (5%) per annum from the issuance date thereof until the note is paid. The note holder is entitled, at its option, at any time after the issuance of this note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to a price which is 50% of the lowest trading price during forty (40) trading days, commencing on the first trading day following delivery and clearing of the conversion notice. In the event the price of the Company’s common stock falls below $0.01 at any time after the issuance date, the conversion price for all conversions shall be automatically adjusted to the lesser of (i) $0.0001, or (ii) 50% of the lowest trading price during the valuation period. The Company assumed $10,000 of this convertible note on the date of merger. On December 15, 2015, the Company received additional proceeds in connection with this note of $10,000. Between March 2016, and May 2016, the Company received additional proceeds in connection with this note for an aggregate amount of $5,000. The outstanding principal for this convertible note was $25,000, which represents the total proceeds received at March 31, 2018.

•	2% Convertible Promissory Note in the principal amount of $50,000 in connection with a Consulting Agreement dated October 16, 2015 (see Note 7). The 2% convertible promissory note and all accrued interest were due on May 16, 2016. The maturity date of this note was extended to October 15, 2016. The principal on this note shall bear interest at the rate of two percent (2%) per annum from the issuance date thereof until the note is paid. The note holder is entitled, at its option, at any time after the issuance of this note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to a price which is 87.5% of the lowest trading price during the forty (40) trading days, commencing on the first trading day following delivery and clearing of the conversion notice. Accordingly, the 2% convertible note was not considered to be conventional debt and the embedded conversion feature was required to be bifurcated from the debt host and accounted for as a derivative liability. The outstanding principal for this convertible note was $50,000 at March 31, 2018. In March 2017, the Company issued 4,670,984 share of its common stock for the conversion of this convertible notes payable principal amount of $50,000 and accrued interest of $ 1,381 pursuant to the conversion terms of the notes.

F-13

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 4 – NOTES PAYABLE (continued)

•	5% Convertible Promissory Note in the principal amount of $50,000 in connection with a Securities Purchase Agreement dated October 16, 2015 (see Note 7). The 5% convertible promissory note and all accrued interest were due on April 16, 2016. The maturity date of this note had been extended to October 15, 2016. The maturity date was extended again to June 30, 2017. The principal on this note shall bear interest at the rate of five percent (5%) per annum from the issuance date thereof until the note is paid. The note holder is entitled, at its option, at any time after the issuance of this note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to a price which is 60% of the lowest trading price during the twenty (20) trading days, commencing on the first trading day following delivery and clearing of the conversion notice. The Company determined that the conversion feature of the 5% convertible promissory note represents an embedded derivative since the note is convertible into a variable number of shares. The outstanding principal for this convertible note was $50,000 at March 31, 2018.

•	10% Convertible Promissory Note of $30,000 dated in March 2016, due on March 2017, with an unrelated entity. Under the terms of the note, the Company received $25,000 and was charged an original issue discount of $5,000. The original issue discount has been recorded as debt discount. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 30% of the lowest trading price during the 20 days prior to the date of the conversion notice. The note holder may exchange the notes as subscription payment toward purchase of shares offered for resale or other type of offering as defined in the convertible note agreement. In the event that note holder elects to exchange the note for purchase of shares from the qualified offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares. At the time of conversion the Company will grant two registered shares for every dollar invested. The Company’s exchanged shares shall be automatically registered in the offering. The outstanding principal for this convertible note was $30,000 at March 31, 2018.

•	In April 2016, the Company issued a 7% convertible promissory note payable of $25,000, due on February 25, 2017, with an unrelated entity. Under the terms of the note, the Company received $22,500 and was charged with legal fees of $2,500 in connection with the issuance of this note. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to the average lowest trading price of the Company’s common stock for the previous 10 days prior to the date of the conversion notice. The note holder may exchange the notes as subscription payment toward purchase of shares offered for resale or other type of offering as defined in the convertible note agreement. In the event that note holder elects to exchange the note for purchase of shares from the qualified offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares. At the time of conversion, the Company will grant two registered shares for every dollar invested. The conversion price, however is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower that the conversion price in effect.

•	In October 2016, the Company issued a 8% convertible promissory note payable of $50,000, due on October 24, 2017, with an unrelated entity. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the average lowest trading price during the 10 days prior to the date of the conversion notice. The note holder may exchange the notes as subscription payment toward purchase of shares offered for resale or other type of offering as defined in the convertible note agreement. The note holder may exchange this note, in whole or in part, as a subscription payment toward purchase of shares offered for resale per registration statement whereby the principal and interest of this note may be converted into shares of the offering at 50% of the offering price. The conversion price, however is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower that the conversion price in effect.

F-14

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 4 – NOTES PAYABLE (continued)

•	In November 2016, the Company issued a 8% convertible promissory note payable of $10,000, due on October 24, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 20% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 20 days prior to the date of the conversion notice.

•	In November 2016, the Company issued a 8% convertible promissory note payable of $30,000, due on November 22, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 20% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 20 days prior to the date of the conversion notice.

•	In December 2016, the Company issued a 8% convertible promissory note payable of $25,000, due on December 6, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 20% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 20 days prior to the date of the conversion notice.

•	In January 2017, the Company issued a 7% convertible promissory note payable of $10,000, due on December 21, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 15% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 50% of the volume weighted average trading price during the 10 days prior to the date of the conversion notice. If, at any time, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property to all record holder of any class of common stock, then the note holder will be entitled to acquire upon the terms applicable to such purchase rights.

•	In January 2017, the Company issued an 8% convertible promissory note payable of $25,000, due on January 19, 2018, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 10 days prior to the date of the conversion notice.

•	In May 2017, the Company issued a 5% convertible promissory note payable of $25,000, due on May 1, 2018, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to the the lesser of (a) Eighty Percent (80%) of the lowest Trading Price the during twenty trading days prior to the day the holder requests conversion or (b) $0.015, and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice.

F-15

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 4 – NOTES PAYABLE (continued)

•	In January 2018, the Company issued a 5% convertible promissory note payable of $60,000, due on January 29, 2019, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 90% of the lowest trading price during the 20 days prior to the date of the conversion notice. As of March 31, 2018 only $30,000 of this note has been funded.

•	In May 2017, the Company issued an 8% convertible promissory note payable of $37,500 with a purchase price of $36,500, due on May 18, 2018, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 80% of the lowest trading price during the 20 days prior to the date of the conversion notice.

•	In May 2017, the Company issued an 8% convertible promissory note payable of $37,500 with a purchase price of $36,500, due on May 18, 2018, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 80% of the lowest trading price during the 20 days prior to the date of the conversion notice. This note is in addition to the note described above.

•	In February 2018, the Company issued a 5% convertible promissory note payable of $65,000, due on February 21, 2019, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 90% of the lowest trading price during the 20 days prior to the date of the conversion notice.

•	10% Convertible Promissory Note of $70,000 dated in December 27, 2018, due on December 27, 2019, GPL Ventures LLC. Under the terms of the note, the Company received $70,000. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (10%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to to the lesser of a) $0.01 or b) Ninety Percent (90%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price.

The Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815 and related interpretations. The Company determined that the terms of the notes discussed above include variable conversion prices based on the closing trading prices of the Company’s common stock which cause the embedded conversion options to be accounted for as derivative liabilities. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes and recorded derivative liabilities on their issuance date and adjusted to fair value through earnings at each reporting date. The Company uses the Black-Scholes option pricing model to value the derivative liabilities.

The note issued during the year ended March 31, 2019 were discounted in the amount of $35,000 based on the valuations and the Company recognized an initial derivative expense of $22,522 upon initial recording of the derivative liabilities. The total debt discount from the valuation of the derivatives are being amortized over the terms of the note. These derivative liabilities are then revalued on each reporting date. The gain (loss) resulting from the decrease (increase) in fair value of these convertible instruments was $8,055 and $209,072 for the three months ended March 31, 2017 and 2016 respectively. During the three months ended March 31, 2017, the Company reclassified $46,126 to paid-in capital due to the conversion of convertible note into common stock. At March 31, 2018, the Company had recorded derivative liability of $884,665.

F-16

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 4 – NOTES PAYABLE (continued)

The fair value of the derivative liabilities were estimated using the Black-Scholes pricing model with the following assumptions during the three months ended:

	March 31, 2019	December 31, 2018
Dividend rate	0	0
Term (in years)	0.25 to 1.00 years	0.25 to 1.00 years
Volatility	213% to 262%	256% to 262%
Risk-free interest rate	1.21% to 1.41%	0.21% to 0.62%

Non-convertible notes payable

In July 2016, the Company issued a 15% promissory note payable of $50,000 with an unrelated entity. The maturity date is the earlier of a) 12 months from the date of issuance or b) the date on which this note is accelerated due to an occurrence of an event that constitutes a default as defined in the promissory note agreement. At any time this note remains outstanding, upon 3 business day written notice to the lender, the Company has the right to prepay the principal and accrued but unpaid interest due under the note at a premium of 150%.

In May 2016, the Company issued a 9% promissory note payable for borrowings up to $16,000 with an affiliated company managed by the CEO of the Company. The maturity date is the earlier of a) December 30, 2016 or b) the date on which this note is accelerated due to an occurrence of an event that constitutes a default as defined in the promissory note agreement. During the three months ended March 31, 2017, the Company received $14,600 from the CEO for working capital purposes. The outstanding principal for this note payable – related party was $41,506 at March 31, 2018.

note 6 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 5,000,000 shares of its $0.01 par value preferred stock, of which, 1,500 shares are designated as Series B Convertible Preferred Stock, and 1,500,000 shares are designated as Series C Preferred Stock. At March 31, 2019, 1,500,000 and none shares of Series C Preferred Stock were issued and outstanding.

Each shares of the Series C Preferred Stock entitles the holder to 1 vote on all matters submitted to a vote of the Company’s stockholders.

The holders of the Series C Preferred Stock do not have any conversion rights and redemption provision.

Common stock

The Company is authorized to issue 750,000,000 shares of its $0.01 par value common stock. As of March 31, 2019, 287,859,629 shares of common stock were issued and outstanding, respectively.

F-17

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 6 – STOCKHOLDERS’ DEFICIT (continued)

Options and Warrants

As of March 31, 2019 and 2018, the Company had no options and warrants issued and outstanding since the Company did not grant any options under the Company’s option plan.

NOTE 7 – CONCENTRATIONS AND COMMITMENTS

Concentrations

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through March 31, 2019. There were no balances in excess of FDIC insured levels as of March 31, 2019.

Customers

During the year ended March 31, 2019, revenues generated from the services rendered to three copyright owners represented approximately 71% of the Company’s net revenues. 15% of the 71% were generated from one copyright owner who is a related party. During the three months ended March 31, 2016, revenues generated from the services rendered to two copyright owners represented approximately 58% of the Company’s net revenues. 30% of the 58% were generated from one copyright owner who is a related party (see Note 8).

Commitments

Consulting agreements

In September 2015, the Company entered into a consulting agreement with Seaside Advisors LLC, an affiliated company managed by the CEO of the Company. Pursuant to the consulting agreement, the consultant shall provide strategic planning, business development, and consulting services relating to potential acquisition and mergers. The Company pays fees of $5,000 per month as compensation for the services per the terms of agreement. Additionally, the Company pays reimbursement for out of pocket expenses subject to the Company’s approval. The term of the agreement is for 12 months unless otherwise extended by both parties. Accrued consulting fees to such related party consultant as of March 31, 2018 $10,000, and were reflected as accounts payable and accrued liabilities – related party in the accompanying unaudited balance sheets.

Securities purchase agreements

On October 16, 2015, the Company entered into a Securities Purchase Agreement with a third party investor for the purchase of $1,000,000 worth of shares of common stock. Upon execution of this agreement, the Company shall pay to the investor a commitment fee of $50,000 through the issuance of a 5% convertible promissory note (see Note 5) and $50,000 worth of restricted shares of common stock (the “Commitment Shares”) which is calculated by dividing $50,000 by 90% of the lowest trading price of the common stock during the 10 days prior to the execution of this agreement. As of March 31, 2018, the Company has not issued the Commitment Shares and consequently, the Company recorded $55,556, which represents the value of the Commitment Shares in accrued expenses at March 31, 2018. Such investor is also a party in a consulting agreement dated on October 16, 2015 as discussed above.

F-18

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2019

NOTE 8 – RELATED PARTY TRANSACTIONS

Advances from related party

During year 2014, the Company’s President and COO, Mr. Jonathan Thomas, provided advances to the Company for working capital purposes for a total of $94,947 and the Company repaid $50,587. During year 2015, the Company’s President and COO provided advances to the Company for working capital purposes for a total of $148,262 and the Company repaid $156,535. In September 2015, the Company issued an 8% unsecured promissory note to Mr. Thomas for the unpaid balance of the advances which shall be due on September 1, 2017. The note shall bear interest at the rate of eight percent (8%) per annum. During the three months ended March 31, 2017, the Company’s President and COO provided advances to the Company for working capital purposes for a total of $19,690 and the Company repaid $42,208. At March 31, 2017 and December 31, 2016, these advances from related party amounted to $41,507.

Consulting agreements

In September 2015, the Company entered into a consulting agreement with Seaside Advisors LLC, an affiliated company managed by the CEO of the Company. Pursuant to the consulting agreement, the consultant shall provide strategic planning, business development, and consulting services relating to potential acquisition and mergers (see Note 7).

Transaction with an affiliated company

From time to time the Company enters into transactions with Lived In Images, Inc. (“Lived In Images”), an affiliated company owned by the President and COO of the Company, including:

NOTE 9 – THREATENED LITIGATION

On August 15, 2018 the Company received a letter from a competitor claiming the Company engaged in copyright infringement.

The Company has engaged a law firm on this matter and believes this is a frivolous claim and will oppose the action vigorously.

F-19

IMAGE PROTECT INC.

BALANCE SHEETS

(unaudited)

	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,290	$1,540
Accounts receivable, net	654,686	5,235
Prepaid expense and other current asset	30,062	30,062

Total current assets	703,038	36,837

OTHER ASSETS:
Website development cost, net	2,561	2,561
Security deposit	1,747	1,747

TOTAL ASSETS	$707,346	$41,145

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$375,092	$449,733
Accrued interest	102,980	–
Accounts payable and accrued liabilities - related party	237,040	189,573
Bank line of credit	86,106	65,282
Convertible notes payable	235,878	183,929
Loan payable	–	62,244
Note payable	–	50,000
Note payable - related party	67,700	37,297
Advances from related party	76,017	–
Subscriptions payable	10,000	10,000
Derivative liabilities	790,729	412,520

Total Current Liabilities	1,981,542	1,460,578

LONG-TERM LIABILITY:
Advances from related party	258,523	186,342

TOTAL LIABILITIES	2,240,065	1,646,920

STOCKHOLDERS' DEFICIT:
Preferred stock ($0.01 par value; 5,000,000 shares authorized) Series C preferred stock - $0.01 par value; 1,500,000 shares authorized; 1,500,000 issued and outstanding at December 31, 2018 and December 31, 2017	15,000	15,000
Common stock, ($.01 par value; 750,000,000 shares authorized; 250,859,629 and 125,855,188 shares issued and outstanding at December 31, 2018 and December 31, 2017	1,208,034	764,367
Additional paid-in capital	(177,596)	(433,343)
Accumulated deficit	(2,578,157)	(1,951,799)

TOTAL STOCKHOLDERS' DEFICIT	(1,532,719)	(1,605,775)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$707,346	$41,145

The accompanying notes are an integral part of these unaudited financial statements.

F-20

IMAGE PROTECT, INC.

STATEMENT OF OPERATIONS

(unaudited)

	For the Years Ended December 31,
	2018	2017
	(Unaudited)	(Unaudited)
NET REVENUES
Revenues from infringement protection and monitoring services	$681,229	$643,693
Revenues from infringement protection and monitoring services - related party	–	–
Total net revenues	681,229	643,693

COST AND OPERATING EXPENSES
Direct cost of revenues	102,985	74,525
Direct cost of revenues - related party	–	3,247
Professional and consulting fees	98,102	102,155
Technology services	70,932	–
General and administrative	617,122	724,237

TOTAL COST AND OPERATING EXPENSES	889,141	904,164
Accrued interest	–	–
INCOME/(LOSS) FROM OPERATIONS	(207,912)	(260,471)

OTHER (INCOME) EXPENSE
Interest expense	(44,163)	60,240
Derivative expense	(39,103)	14,467
Gain (loss) from change in fair value of derivative liabilities	–	–

TOTAL OTHER EXPENSE (INCOME), NET	(83,266)	74,707

Income/(Loss) before provision for income taxes	(124,646)	(335,178)

Provision for income taxes	–	–

NET INCOME/(LOSS)	$(124,646)	$(335,178)

NET INCOME/LOSS PER COMMON SHARE
Basic and diluted	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	225,726,371	111,939,743

The accompanying notes are an integral part of these unaudited financial statements.

F-21

IMAGE PROTECT INC.

STATEMENT OF STOCKHOLDERS' DEFICIENCY

(unaudited)

	Series C Preferred Stock		Common Stock		Additional		Total
	Number of		Number of		Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2014	–	$–	44,601,962	$446,020	$(321,406.00)	$(385,564.00)	$(260,950.00)

Recapitalization of the Company	1,500,000	15,000	19,073,778	190,738	(486,334)	–	(280,596)

Net loss for the year ended December 31, 2015	–	–	–	–	–	(527,540)	(527,540)

Balance December 31, 2015	1,500,000	15,000	63,675,740	636,758	(807,740)	(913,104)	(1,069,086)

Issuance of common stock for cash	–	–	4,090,000	40,900	163,600	–	204,500

Net loss for the year ended December 31, 2016	–	–	–	–	–	(703,517)	(703,517)

Balance at December 31, 2016	1,500,000	15,000	67,765,740	677,658	(644,140)	(1,616,621)	(1,568,103)

Issuance of common stock for cash	–	–	58,089,448	86,710	210,796	–	297,506

Net loss for the year ended December 31, 2017	–	–	–	–	–	(836,569)	(836,569)

Balance at December 31, 2017	1,500,000	15,000	125,855,188	764,368	(433,344)	(2,453,190)	(2,107,166)

Issuance of Common stock	–	–	13,337,774	276,999	172,414	–	449,413

Net loss for the quarter ended March 31, 2018	–	–	–	–	–	(285,246)	(285,246)

Balance at March 31, 2018	1,500,000	15,000	139,192,962	1,041,367	(260,930)	(2,738,436)	(1,942,999)

Issuance of Common stock	–	–	3,333,334	33,333	16,667	–	50,000

Net profit for the quarter ended June 30, 2018	–	–	–	–	–	130,764	130,764

Balance at June 30, 2018	1,500,000	15,000	142,526,296	1,074,700	(244,263)	(2,607,672)	(1,762,556)

Net loss for the quarter ended September, 2018						(52,565)	(52,565)

Balance at September 30, 2018	1,500,000	15,000	142,526,296	1,074,700	(244,263)	(2,660,237)	(1,814,799)

Issuance of Common stock			108,333,333	133,333	66,667		200,000

Net loss for the year ended December 31, 2018						(124,646)	(124,646)

Balance at December 31, 2018	1,500,000	$15,000	250,859,629	$1,208,033	$(177,596)	$(2,578,157)	$(1,532,719)

The accompanying notes are an integral part of these unaudited financial statements.

F-22

IMAGE PROTECT INC.

STATEMENTS OF CASH FLOWS

(unaudited)

	For the Years Ended December 31,
	2018	2017
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(124,646)	$(335,178)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of website development costs	–	2,562
Amortization of debt discount	–	5,997
Bad debt expense	–	–
Contractual allowance	–	–
Derivative expense	143,163	(478,800)
Gain from change in fair value of derivative liabilities	–	–
Changes in operating assets and liabilities:
Accounts receivable	(462,549)	441,562
Subscription payable	–	10,000
Prepaid expense and other current assets	–	2,062
Accounts payable and accrued liabilities	43,560	167,188
Accounts payable and accrued liabilities-related party	–	3,148

Net cash used in operating activities	(400,472)	(181,457)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	55,761	–
Repayments to related party for advances	–	(117,830)
Convertible notes payable	165,000	(15,000)
Notes payable	23,960	–
Loans payable	–	14,600
Proceeds from sale of common stock	176,667	86,710
Debt discount	(99,000)	3,341
Proceeds/repayments from issuance of convertible notes payable	–	–
Paid in capital	93,333	210,797
Proceeds from issuance of notes payable-related party	–	–

Net cash provided by financing activities	415,721	182,618

NET INCREASE IN CASH AND CASH EQUIVALENTS	15,249	1,161

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	3,041	379

CASH AND CASH EQUIVALENTS - END OF PERIOD	$18,290	$1,540

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-23

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Image Protect, Inc. (the "Company") (formerly Image Technology Laboratories, Inc.) was incorporated on December 5, 1997 and commenced operations on January 1, 1998. On December 1, 2015, the Company merged with Clear Art, Inc. (“Clear Arts”), in a transaction treated as a reverse acquisition, and the business of Clear Arts became the business of the Company. The Company has developed a web application that monitors the global Internet to seek and collect evidence for illegally used visual content. The web application crawls the internet to identify illegal use and sends notices to identified infringers or their hosting company (ISP).

On December 1, 2015, Clear Arts, Inc. (doing business as Image Protect), a private California corporation which is the historical business, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and all of the stockholders of Clear Arts (the “Clear Arts Shareholders”) whereby the Company agreed to acquire all of the issued and outstanding capital stock of Clear Arts in exchange for 44,601,962 shares of the Company’s common stock. On December 3, 2015, the merger was filed with the state of Delaware and Clear Arts merged with and into the Company and the separate corporate existence of Clear Art ceased and after the closing, the Company is the surviving entity pursuant to the Merger Agreement. The number of shares issued represented approximately 70.0% of the issued and outstanding common stock immediately after the consummation of the Merger Agreement. In addition, Mr. Jonathan Thomas who was the President and a stockholder of Clear Arts, was appointed to the Board of Directors and was engaged as President and COO of the Company. Mr. Jonathan Thomas received 37,733,000 shares out of the total 44,601,962 shares of the Company’s common stock per the terms of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Clear Arts, for financial statement reporting purposes, the business combination between the Company and Clear Arts has been treated as a reverse acquisition with Clear Arts deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55. The reverse acquisition is deemed a capital transaction and the net assets of Clear Arts (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Clear Arts which are recorded at historical cost. The equity at closing is the historical equity of Clear Arts retroactively restated to reflect the number of shares issued by the Company in the transaction.

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at December 31, 2018, and the results of operations and cash flows for the year ended December 31, 2018. Certain information and footnote disclosures normally included in the unaudited financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these unaudited condensed financial statements are adequate to make the information presented therein not misleading.

F-24

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going concern

These unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying unaudited financial statements, the Company had a net loss of approximately $124,646 for the year ended December 31, 2018 and net cash used by operations of approximately $400,472 for the year ended December 31, 2018 and an accumulated deficit, stockholders’ deficit and working capital deficit of $1,532,719 $2,578,157 and $1,278,504, respectively, at September 30, 2018. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon achieving profitable operations and/or obtaining additional financing. The unaudited financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans to raise capital through the sale of equity or debt instruments to implement its business plan. There is no assurance these plans will be realized.

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the six months June 30, 2018 include the useful lives of website development cost, allowance for doubtful accounts and contractual allowances, collection of accounts receivable, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Fair value of financial instruments and fair value measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company classifies assets and liabilities recorded at fair value under the fair value hierarchy based upon the observability of inputs used in valuation techniques.  Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. The fair value measurements are classified under the following hierarchy:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

●	Level 2—Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market activity that is significant to the fair value of assets or liabilities.

F-25

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company’s convertible notes payable and loan payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities - Derivative Liability on Conversion Feature

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability on the conversion feature at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative liabilities.

The following table presents the derivative financial instruments, measured and recorded at fair value on the Company’s unaudited balance sheets on a recurring basis, and their level within the fair value hierarchy as of:

December 31, 2018	Amount	Level 1	Level 2	Level 3
Derivative liability - Embedded conversion	$790,723	$–	$–	$790,723

December 31, 2017
Derivative liability - Embedded conversion	$412,520	$–	$–	$412,520

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at December 31 2018 and December 31, 2017.

F-26

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts and contractual allowance. The Company maintains allowance for doubtful accounts and contractual allowance for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balance, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Due to the nature of the industry in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable value. Accounts receivable are reported at the estimated net realizable amounts from settlement fees for services rendered. The Company performs periodic analyses to assess the accounts receivable balances. The Company records an allowance for doubtful accounts and contractual allowance (to reduce gross billed charges to a contractual or estimated net realizable value) based on management’s assessment of historical and expected estimated collectability of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the allowance for doubtful accounts. The Company’s allowance for doubtful accounts and contractual allowance are a reduction to accounts receivable on the Company’s financial position. The Company fully reserves through its contractual allowances amounts that have not been written off because the collection process has not been exhausted. The Company adjusts the historical collection analysis for recoveries, if any, on an ongoing basis. During the year ended December 31, 2018, the Company recorded contractual allowances of $0.

Property, plant and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered. Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The Company provides infringement protection and monitoring services to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the Company collects a settlement fee or upon entering into a settlement agreement which acts as a waiver to the infringement against the copyright owner.  Fee-for-service revenue is reported net of contractual allowances.

F-27

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Cost of Revenue

Cost of revenues mainly includes payments to copyright holders of a percentage of the revenue the Company collects in accordance with our agreements with the copyright owner. Cost of revenues also include expenses incurred in connection with the Company’s copyrights enforcement activities, such as legal and debt collection fees.

Research and development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development during the year ended December 31, 2018.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Derivative Liabilities

The Company follows the provisions of ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

F-28

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of the ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, it is highly certain that some positions taken would be situated upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is most likely that not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax position considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely that not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Software development costs

The Company recognizes the costs associated with developing a website in accordance with ASC Topic 350–50 “Website Costs”. Costs incurred to develop internal-use software, including website development costs, during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of three years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. The Company place its website into service in June 2014.

F-29

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and diluted earnings per share

Net loss per common share is calculated in accordance with ASC Topic 260, “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common stockholder, adjusted for preferred dividends, by the weighted average number of shares of Common Stock outstanding during the period. The computation of diluted net loss per share does not include anti-dilutive common stock equivalents in the weighted average shares outstanding.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners and stockholders of the Company, its management, members of the immediate families of principal owners and stockholders of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Recent accounting pronouncements

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those periods. Early adoption is not permitted. The FASB has approved a one-year deferral of the effective date with the option to early adopt using the original effective date. Entities may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – LOAN PAYABLE

On December 1, 2015, following the closing of the Merger Agreement (see Note 1), the Company assumed a working capital loan agreement with a financial institution for borrowings of up to $75,000. Outstanding borrowings bear interest monthly at 1% above the prime rate and is due on demand. The principal amount outstanding under this agreement was $62,243 at June 30, 2018.

F-30

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 4 – NOTES PAYABLE

Convertible notes payable

At December 31, 2018 and December 31, 2017, convertible notes payable consisted of the following:

	December 31, 2018 (Unaudited)	December 31, 2017 (Unaudited)
Principal amount	$544,000	379,000
Less: unamortized debt discount	(308,122)	(195,071)
Convertible notes payable, net	$235,878	183,929

NOTE 5 – NOTES PAYABLE

On December 1, 2015, following the closing of the Merger Agreement (see Note 1), the Company assumed convertible notes payable for a total of $110,000 with a remaining balance of $77,064 of debt discount. These convertible notes payable as of March 31, 2018 consisted of the following:

•	5% Convertible Promissory Note in the principal amount for borrowings of up to $50,000. The 5% convertible promissory note and all accrued interest were due on April 15, 2016. The maturity date of this note had been extended to October 15, 2016. The maturity date was extended again to June 30, 2017. The principal on this note shall bear interest at the rate of five percent (5%) per annum from the issuance date thereof until the note is paid. The note holder is entitled, at its option, at any time after the issuance of this note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to a price which is 50% of the lowest trading price during forty (40) trading days, commencing on the first trading day following delivery and clearing of the conversion notice. In the event the price of the Company’s common stock falls below $0.01 at any time after the issuance date, the conversion price for all conversions shall be automatically adjusted to the lesser of (i) $0.0001, or (ii) 50% of the lowest trading price during the valuation period. The Company assumed $10,000 of this convertible note on the date of merger. On December 15, 2015, the Company received additional proceeds in connection with this note of $10,000. Between March 2016, and May 2016, the Company received additional proceeds in connection with this note for an aggregate amount of $5,000. The outstanding principal for this convertible note was $25,000, which represents the total proceeds received at March 31, 2018.

•	2% Convertible Promissory Note in the principal amount of $50,000 in connection with a Consulting Agreement dated October 16, 2015 (see Note 7). The 2% convertible promissory note and all accrued interest were due on May 16, 2016. The maturity date of this note was extended to October 15, 2016. The principal on this note shall bear interest at the rate of two percent (2%) per annum from the issuance date thereof until the note is paid. The note holder is entitled, at its option, at any time after the issuance of this note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to a price which is 87.5% of the lowest trading price during the forty (40) trading days, commencing on the first trading day following delivery and clearing of the conversion notice. Accordingly, the 2% convertible note was not considered to be conventional debt and the embedded conversion feature was required to be bifurcated from the debt host and accounted for as a derivative liability. The outstanding principal for this convertible note was $50,000 at March 31, 2018. In March 2017, the Company issued 4,670,984 share of its common stock for the conversion of this convertible notes payable principal amount of $50,000 and accrued interest of $ 1,381 pursuant to the conversion terms of the notes.

F-31

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 5 – NOTES PAYABLE (continued)

•	5% Convertible Promissory Note in the principal amount of $50,000 in connection with a Securities Purchase Agreement dated October 16, 2015 (see Note 7). The 5% convertible promissory note and all accrued interest were due on April 16, 2016. The maturity date of this note had been extended to October 15, 2016. The maturity date was extended again to June 30, 2017. The principal on this note shall bear interest at the rate of five percent (5%) per annum from the issuance date thereof until the note is paid. The note holder is entitled, at its option, at any time after the issuance of this note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to a price which is 60% of the lowest trading price during the twenty (20) trading days, commencing on the first trading day following delivery and clearing of the conversion notice. The Company determined that the conversion feature of the 5% convertible promissory note represents an embedded derivative since the note is convertible into a variable number of shares. The outstanding principal for this convertible note was $50,000 at March 31, 2018.

•	10% Convertible Promissory Note of $30,000 dated in March 2016, due on March 2017, with an unrelated entity. Under the terms of the note, the Company received $25,000 and was charged an original issue discount of $5,000. The original issue discount has been recorded as debt discount. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 30% of the lowest trading price during the 20 days prior to the date of the conversion notice. The note holder may exchange the notes as subscription payment toward purchase of shares offered for resale or other type of offering as defined in the convertible note agreement. In the event that note holder elects to exchange the note for purchase of shares from the qualified offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares. At the time of conversion the Company will grant two registered shares for every dollar invested. The Company’s exchanged shares shall be automatically registered in the offering. The outstanding principal for this convertible note was $30,000 at March 31, 2018.

•	In April 2016, the Company issued a 7% convertible promissory note payable of $25,000, due on February 25, 2017, with an unrelated entity. Under the terms of the note, the Company received $22,500 and was charged with legal fees of $2,500 in connection with the issuance of this note. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to the average lowest trading price of the Company’s common stock for the previous 10 days prior to the date of the conversion notice. The note holder may exchange the notes as subscription payment toward purchase of shares offered for resale or other type of offering as defined in the convertible note agreement. In the event that note holder elects to exchange the note for purchase of shares from the qualified offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares. At the time of conversion, the Company will grant two registered shares for every dollar invested. The conversion price, however is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower that the conversion price in effect.

F-32

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 5 – NOTES PAYABLE (continued)

•	In October 2016, the Company issued a 8% convertible promissory note payable of $50,000, due on October 24, 2017, with an unrelated entity. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the average lowest trading price during the 10 days prior to the date of the conversion notice. The note holder may exchange the notes as subscription payment toward purchase of shares offered for resale or other type of offering as defined in the convertible note agreement. The note holder may exchange this note, in whole or in part, as a subscription payment toward purchase of shares offered for resale per registration statement whereby the principal and interest of this note may be converted into shares of the offering at 50% of the offering price. The conversion price, however is subject to full ratchet anti-dilution in the event that the Company issues any securities at a per share price lower that the conversion price in effect.

•	In November 2016, the Company issued a 8% convertible promissory note payable of $10,000, due on October 24, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 20% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 20 days prior to the date of the conversion notice.

•	In November 2016, the Company issued a 8% convertible promissory note payable of $30,000, due on November 22, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 20% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 20 days prior to the date of the conversion notice.

•	In December 2016, the Company issued a 8% convertible promissory note payable of $25,000, due on December 6, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 20% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 20 days prior to the date of the conversion notice.

•	In January 2017, the Company issued a 7% convertible promissory note payable of $10,000, due on December 21, 2017, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of 15% per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 50% of the volume weighted average trading price during the 10 days prior to the date of the conversion notice. If, at any time, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property to all record holder of any class of common stock, then the note holder will be entitled to acquire upon the terms applicable to such purchase rights.

•	In January 2017, the Company issued an 8% convertible promissory note payable of $25,000, due on January 19, 2018, with an unrelated entity. This note may be prepaid in full at a redemption premium of 20% of the principal amount of this note. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 55% of the volume weighted average trading price during the 10 days prior to the date of the conversion notice.

F-33

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 5 – NOTES PAYABLE (continued)

•	In May 2017, the Company issued a 5% convertible promissory note payable of $25,000, due on May 1, 2018, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to the the lesser of (a) Eighty Percent (80%) of the lowest Trading Price the during twenty trading days prior to the day the holder requests conversion or (b) $0.015, and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice.

•	In January 2018, the Company issued a 5% convertible promissory note payable of $60,000, due on January 29, 2019, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 90% of the lowest trading price during the 20 days prior to the date of the conversion notice. As of March 31, 2018 only $30,000 of this note has been funded.

•	In May 2017, the Company issued an 8% convertible promissory note payable of $37,500 with a purchase price of $36,500, due on May 18, 2018, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 80% of the lowest trading price during the 20 days prior to the date of the conversion notice.

•	In May 2017, the Company issued an 8% convertible promissory note payable of $37,500 with a purchase price of $36,500, due on May 18, 2018, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 80% of the lowest trading price during the 20 days prior to the date of the conversion notice. This note is in addition to the note described above.

•	In February 2018, the Company issued a 5% convertible promissory note payable of $65,000, due on February 21, 2019, with an unrelated entity. The Company shall be charged liquidated damages of $500 per day per event of default pursuant to this note agreement. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to 90% of the lowest trading price during the 20 days prior to the date of the conversion notice.

•	10% Convertible Promissory Note of $70,000 dated in December 27, 2018, due on December 27, 2019, GPL Ventures LLC. Under the terms of the note, the Company received $70,000. This note may not be prepaid in whole or in part. Any amount of principal or interest on this note, which is not paid when due, shall bear interest at the rate of fifteen percent (10%) per annum from the due date thereof until the same is paid. At the option of the note holder, the Company may repay the note by issuing the Company’s common stock based upon the conversion term equal to to the lesser of a) $0.01 or b) Ninety Percent (90%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price.

F-34

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 5 – NOTES PAYABLE (continued)

The Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815 and related interpretations. The Company determined that the terms of the notes discussed above include variable conversion prices based on the closing trading prices of the Company’s common stock which cause the embedded conversion options to be accounted for as derivative liabilities. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible notes and recorded derivative liabilities on their issuance date and adjusted to fair value through earnings at each reporting date. The Company uses the Black-Scholes option pricing model to value the derivative liabilities.

The note issued during the year ended December 31, 2018 were discounted in the amount of $35,000 based on the valuations and the Company recognized an initial derivative expense of $22,522 upon initial recording of the derivative liabilities. The total debt discount from the valuation of the derivatives are being amortized over the terms of the note. These derivative liabilities are then revalued on each reporting date. The gain (loss) resulting from the decrease (increase) in fair value of these convertible instruments was $8,055 and $209,072 for the three months ended March 31, 2017 and 2016 respectively. During the three months ended March 31, 2017, the Company reclassified $46,126 to paid-in capital due to the conversion of convertible note into common stock. At March 31, 2018, the Company had recorded derivative liability of $884,665.

The fair value of the derivative liabilities were estimated using the Black-Scholes pricing model with the following assumptions during the three months ended:

	December 31, 2018	December 31, 2017
Dividend rate	0	0
Term (in years)	0.25 to 1.00 years	0.25 to 1.00 years
Volatility	213% to 262%	256% to 262%
Risk-free interest rate	1.21% to 1.41%	0.21% to 0.62%

Non-convertible notes payable

In July 2016, the Company issued a 15% promissory note payable of $50,000 with an unrelated entity. The maturity date is the earlier of a) 12 months from the date of issuance or b) the date on which this note is accelerated due to an occurrence of an event that constitutes a default as defined in the promissory note agreement. At any time this note remains outstanding, upon 3 business day written notice to the lender, the Company has the right to prepay the principal and accrued but unpaid interest due under the note at a premium of 150%.

In May 2016, the Company issued a 9% promissory note payable for borrowings up to $16,000 with an affiliated company managed by the CEO of the Company. The maturity date is the earlier of a) December 30, 2016 or b) the date on which this note is accelerated due to an occurrence of an event that constitutes a default as defined in the promissory note agreement. During the three months ended March 31, 2017, the Company received $14,600 from the CEO for working capital purposes. The outstanding principal for this note payable – related party was $41,506 at March 31, 2018.

F-35

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

note 6 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company is authorized to issue 5,000,000 shares of its $0.01 par value preferred stock, of which, 1,500 shares are designated as Series B Convertible Preferred Stock, and 1,500,000 shares are designated as Series C Preferred Stock. At December 31, 2018, 1,500,000 and none shares of Series C Preferred Stock were issued and outstanding.

Each shares of the Series C Preferred Stock entitles the holder to 1 vote on all matters submitted to a vote of the Company’s stockholders.

The holders of the Series C Preferred Stock do not have any conversion rights and redemption provision.

Common stock

The Company is authorized to issue 750,000,000 shares of its $0.01 par value common stock. As of December 31, 2018, 250,859,629 shares of common stock were issued and outstanding, respectively.

Options and Warrants

As of December 31, 2018 and 2017, the Company had no options and warrants issued and outstanding since the Company did not grant any options under the Company’s option plan.

NOTE 7 – CONCENTRATIONS AND COMMITMENTS

Concentrations

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December, 2017. There were no balances in excess of FDIC insured levels as of December 31, 2018.

Customers

During the year ended December 31, 2018, revenues generated from the services rendered to three copyright owners represented approximately 71% of the Company’s net revenues. 15% of the 71% were generated from one copyright owner who is a related party. During the three months ended March 31, 2016, revenues generated from the services rendered to two copyright owners represented approximately 58% of the Company’s net revenues. 30% of the 58% were generated from one copyright owner who is a related party (see Note 8).

F-36

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 7 – CONCENTRATIONS AND COMMITMENTS (continued)

Commitments

Consulting agreements

In September 2015, the Company entered into a consulting agreement with Seaside Advisors LLC, an affiliated company managed by the CEO of the Company. Pursuant to the consulting agreement, the consultant shall provide strategic planning, business development, and consulting services relating to potential acquisition and mergers. The Company pays fees of $5,000 per month as compensation for the services per the terms of agreement. Additionally, the Company pays reimbursement for out of pocket expenses subject to the Company’s approval. The term of the agreement is for 12 months unless otherwise extended by both parties. Accrued consulting fees to such related party consultant as of March 31, 2018 $10,000, and were reflected as accounts payable and accrued liabilities – related party in the accompanying unaudited balance sheets.

Securities purchase agreements

On October 16, 2015, the Company entered into a Securities Purchase Agreement with a third party investor for the purchase of $1,000,000 worth of shares of common stock. Upon execution of this agreement, the Company shall pay to the investor a commitment fee of $50,000 through the issuance of a 5% convertible promissory note (see Note 5) and $50,000 worth of restricted shares of common stock (the “Commitment Shares”) which is calculated by dividing $50,000 by 90% of the lowest trading price of the common stock during the 10 days prior to the execution of this agreement. As of March 31, 2018, the Company has not issued the Commitment Shares and consequently, the Company recorded $55,556, which represents the value of the Commitment Shares in accrued expenses at March 31, 2018. Such investor is also a party in a consulting agreement dated on October 16, 2015 as discussed above.

NOTE 8 – RELATED PARTY TRANSACTIONS

Advances from related party

During year 2014, the Company’s President and COO, Mr. Jonathan Thomas, provided advances to the Company for working capital purposes for a total of $94,947 and the Company repaid $50,587. During year 2015, the Company’s President and COO provided advances to the Company for working capital purposes for a total of $148,262 and the Company repaid $156,535. In September 2015, the Company issued an 8% unsecured promissory note to Mr. Thomas for the unpaid balance of the advances which shall be due on September 1, 2017. The note shall bear interest at the rate of eight percent (8%) per annum. During the three months ended March 31, 2017, the Company’s President and COO provided advances to the Company for working capital purposes for a total of $19,690 and the Company repaid $42,208. At March 31, 2017 and December 31, 2016, these advances from related party amounted to $41,507.

Consulting agreements

In September 2015, the Company entered into a consulting agreement with Seaside Advisors LLC, an affiliated company managed by the CEO of the Company. Pursuant to the consulting agreement, the consultant shall provide strategic planning, business development, and consulting services relating to potential acquisition and mergers (see Note 7).

F-37

IMAGE PROTECT INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
December 31, 2018

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Transaction with an affiliated company

From time to time the Company enters into transactions with Lived In Images, Inc. (“Lived In Images”), an affiliated company owned by the President and COO of the Company, including:

NOTE 9 – THREATENED LITIGATION

On August 15, 2018 the Company received a letter from a competitor claiming the Company engaged in copyright infringement.

The Company has engaged a lawfirm on this matter and believes this is a frivolous claim and will oppose the action vigourously.

F-38

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1	Articles of Incorporation*
2.2	Bylaws*
2.3	Articles of Amendment*
2.4	Certificate of Designation*
2.5	Articles and Plan of Merger*
2.6	Articles of Amendment – Name Change*
6.1	Consulting Agreement with CEO, Lawrence Adams*
6.2	Convertible Promissory Note held by Pinz Capital USA, LP*
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering

* Previously filed with Form 1-A filed on May 17, 2016

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California on July 1, 2019.

IMAGE PROTECT, INC.

By:	/s/ Lawrence Adams
Lawrence Adams
Chief Executive Officer

III-2

.